Exhibit 99

FOR IMMEDIATE RELEASE

Media: Jon Harris, +1.630.598.8661

Analysts: Aaron Hoffman, +1.630.598.8739

SARA LEE REPORTS FOURTH QUARTER AND FISCAL 2009 RESULTS

Fiscal 2009 diluted EPS of $.52 versus $(.11) in fiscal 2008; adjusted EPS of $.84 versus $.82, respectively

Net cash from operating activities of $900 million compared to $606 million last year

DOWNERS GROVE, Ill. (Aug. 12, 2009) – Sara Lee Corp. (NYSE: SLE) reported net sales of $3.2 billion for the fourth quarter of fiscal 2009, ending June 27, 2009, a decline of 9.8% compared to $3.5 billion in the comparable period last year. For fiscal 2009, net sales were $12.9 billion, a decrease of 2.5% compared to $13.2 billion in the prior year. Net sales increased in the North American fresh bakery and retail segments, up 8.5% and 5.9% respectively, but these increases were more than offset by the impact of unfavorable foreign currency exchange rates, most notably the euro, and divestitures made during the year.

Adjusted net sales1 decreased 1.3% in the fourth quarter, but increased 2.7% in fiscal 2009. Adjusted net sales exclude acquisitions/divestitures and present fiscal 2008 net sales at fiscal 2009 foreign currency exchange rates.

“I am pleased to report that we’ve just completed our second consecutive year of strong overall performance, despite tough economic and competitive headwinds,” said Brenda C. Barnes, chairman and chief executive officer of Sara Lee Corp. “Our 2009 results reflect the significant progress we have made in transforming Sara Lee and focusing the company on core businesses with large and growing brands in important categories. We’ve dramatically improved efficiencies and productivity across the board, while fostering a culture of innovation and collaboration. We’ve built a solid foundation and will continue to invest in the future. We are confident that we will continue to execute our growth strategy in fiscal 2010 and in the years to come,” she added.

Sara Lee reported fourth quarter operating income of $65 million, compared to an operating loss of $506 million for the year-ago period, while adjusted operating income was $331 million, down 6.2% compared to the year-ago period. In the fourth quarter of fiscal 2009, the company incurred non-cash, pre-tax impairment charges of $207 million associated with goodwill balances and other long-lived assets at the Spanish bakery business, as well as $61 million of other charges for significant items (as detailed on page 13).

For the fiscal year, the company reported operating income of $713 million in fiscal 2009, up significantly from $260 million in fiscal 2008. Adjusted operating income was $1.02 billion in fiscal 2009, compared to $1.0 billion in the prior year, an increase of 1.9%. Adjusted operating income excludes the impact of significant items, contingent sale proceeds and acquisitions/divestitures and presents fiscal 2008 results at fiscal 2009 foreign currency exchange rates.

Fourth quarter results were a net loss of $14 million in fiscal 2009 compared to a net loss of $672 million last year primarily due to significant impairment charges in both years. Diluted EPS as reported were a loss of $(.02) in the fourth quarter of fiscal 2009 versus a loss of $(.95) in the year-ago period.

[1]	The financial measures referred to as “adjusted” are reconciled to each item’s most comparable U.S. generally accepted accounting principles measure at the end of this release.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 2

For the fiscal year, the company reported net income per diluted share of $.52, compared to a loss of $(.11) per share in the prior year. Fiscal 2009 diluted EPS as reported, included several significant items that had a net negative impact of $.53 per share, as shown in the table on page 12, while significant items in fiscal 2008 had a net negative impact of $1.12 per share.

Adjusted EPS were $.84 in fiscal 2009, compared to $.82 per share in fiscal 2008.

Other Highlights

•

Net cash from operating activities was $900 million in fiscal 2009, compared to $606 million in fiscal 2008. This year-over-year increase was primarily driven by improvements in working capital, partially offset by higher pension contributions.

•

Media advertising and promotion (MAP) spending decreased 15.4% in fiscal 2009, partially due to a shift from MAP spending to trade spending in the challenging economic environment, as well as the impact of foreign currency exchange rates and lower media and agency costs.

•	Net interest expense was $125 million for fiscal 2009, an increase of $25 million compared to fiscal 2008, primarily due to lower interest income.

•

General corporate expenses were $256 million in fiscal 2009, compared to $232 million in fiscal 2008, an increase primarily due to $18 million in unrealized mark-to-market losses on commodity derivative contracts in fiscal 2009 compared to gains of $22 million in fiscal 2008.

•

In fiscal 2009, the corporation repurchased 11.4 million shares of its common stock at an average price of $9.01 per share, for a total cost of $103 million. The company did not repurchase any shares of its common stock in the fourth quarter. At the end of fiscal 2009, approximately 13.5 million shares remained authorized by the board of directors for repurchase.

•	The effective tax rate for fiscal 2009 was 38.1%, compared to 125.6% in fiscal 2008. For further detail on the tax rate, see page 14 of this release.

•

On March 30, 2009, Sara Lee announced that it is reviewing strategic options for its international household and body care business after receiving expressions of interest. The company is currently considering all alternatives for the segment, including the option to divest the business.

•

Project Accelerate, the company’s series of global cost reduction and efficiency projects, is well under way. As Sara Lee evaluated many efficiency initiatives over the past couple of months, it has found additional opportunities. As a result, the company now expects more than $300 million of one-time charges, predominantly front-end loaded in fiscal 2009 and 2010, and anticipates annualized savings in the range of $350 to $400 million by fiscal 2012.

Business Performance Review

North American Retail

•

Net sales increased 1.7% to $695 million in the fourth quarter of fiscal 2009, primarily driven by favorable sales mix at retail and pricing actions, which were slightly offset by lower non-retail commodity meat sales. Adjusted net sales also increased 1.7%.

•

Operating segment income was $63 million in the fourth quarter, compared to $44 million in the year-ago period. The increase was primarily the result of much lower significant items versus a year-ago, improved retail sales mix, pricing actions and continuous improvements savings, which more than offset higher MAP spending and consumer research investments. Adjusted operating segment income was $64 million in the fourth quarter, compared to $77 million in the prior year’s period.

•	Net sales for the full year increased 5.9% to $2.8 billion. Adjusted net sales also increased 5.9%.

•	Operating segment income for the full year was $260 million, compared to $155 million last year, an increase of 67.9%, while adjusted operating segment income increased 37.7%.

Unit volumes decreased 1.9% in the fourth quarter, consisting of 2.0% lower volumes for retail and 1.3% lower volumes for non-retail commodity meats (see footnote on page 11). Strong unit volumes for Hillshire Farm smoked sausage, Jimmy Dean breakfast sausage and State Fair cocktail sausage were more than offset by the impact of the phasing out of the commodity meats business and the exit of the kosher meats business, as well as SKU rationalization and the impact of re-sizing of certain products to deliver more consumer preferred price points. For the full year, unit volumes for the segment decreased 2.0%.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 3

North American Fresh Bakery

•	Net sales increased 1.0% to $560 million in the fourth quarter of fiscal 2009, driven by higher selling prices and unit volume growth. Adjusted net sales also rose 1.0%.

•

Operating segment income was $24 million in the fourth quarter, compared to $29 million in the year-ago period. The decrease was primarily driven by severance costs, the costs to close a bakery and unfavorable sales mix. Adjusted operating segment income was $30 million, compared to $32 million in the prior year.

•	Net sales for the full year increased 8.5% to $2.2 billion. Adjusted net sales also rose 8.5%.

•

Operating segment income for the full year was $33 million, compared to $60 million in fiscal 2008, a decrease primarily driven by a $31 million charge in the second quarter for a partial withdrawal liability relating to a multi-employer pension plan. Adjusted operating segment income was $70 million, compared to $63 million in the prior year.

Unit volumes increased 0.7% in the fourth quarter, primarily driven by volume growth in non-branded bakery products due to the gain of non-branded business in additional retail stores, as well as consumer trade-down to private label breads. Unit volumes for the segment were up 3.2% for the full year.

North American Foodservice

•

Net sales of $454 million were 15.5% lower in the fourth quarter of fiscal 2009, primarily due to the divestiture of both the DSD foodservice coffee and the sauces and dressings businesses earlier in the year, as well as lower unit volumes in the weak foodservice market, which were partially offset by higher pricing. Adjusted net sales were down 3.3%.

•

Operating segment income was $38 million in the fourth quarter versus a loss of $408 million in the year-ago period, the latter primarily due to impairment charges. Fiscal 2009 fourth quarter results were driven by continuous improvement savings and lower commodity costs. Adjusted operating segment income increased 30.8% to $39 million.

•	Net sales for the full year were $2.1 billion, down 4.3%. Adjusted net sales increased 0.9%.

•	Operating segment income for the full year was $54 million, compared to a loss of $302 million last year. Adjusted operating segment income increased 21.2% for the year.

Unit volumes decreased 5.1% in the fourth quarter, as strong growth in private label refrigerated dough products could not fully offset volume softness in other categories due to the weak economy and planned business exits in foodservice meats. Unit volumes were down 4.2% for the year.

International Beverage

•

Net sales decreased 13.6% to $761 million in the fourth quarter of fiscal 2009, primarily due to unfavorable foreign currency exchange rates and lower unit volumes, which were partially offset by the impact of the Café Moka acquisition in Brazil earlier in fiscal 2009. Adjusted net sales declined 1.3%.

•

Operating segment income was $110 million, a decrease of 36.1% compared to $172 million in the fourth quarter of fiscal 2008, primarily due to unfavorable foreign currency exchange rates, higher charges for restructuring actions and lower unit volumes. Adjusted operating segment income decreased 10.7% to $140 million.

•	Net sales for the full year decreased 5.4% to $3.0 billion. Adjusted net sales rose 2.5%.

•	Operating segment income for the full year decreased 10.8% to $488 million from $547 million, while adjusted operating segment income declined 0.7% for the year.

Unit volumes, excluding acquisitions/divestitures, decreased 1.8% in the fourth quarter, as strong roast and ground coffee volumes in Brazil and instant coffee volumes in the United Kingdom, Australia and Thailand could not fully offset lower unit volumes in Europe due to competition from private label and hard discounters. International beverage unit volumes were down 2.8% for the year.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 4

International Bakery

•

Net sales decreased 22.8% to $187 million in the fourth quarter of fiscal 2009, primarily driven by unfavorable foreign currency exchange rates and significantly lower unit volumes in the Spanish fresh bakery business, which were partially offset by the impact of earlier price increases. Adjusted net sales declined 9.1%.

•

The segment reported an operating segment loss of $200 million in the fourth quarter, primarily due to $207 million in non-cash impairment charges for goodwill balances and other long-lived assets at the Spanish bakery business. The segment reported a loss of $385 million in the year-ago period due to $400 million in impairment charges. Adjusted operating segment income was $15 million, compared to $14 million in the prior-year period.

•	Net sales for the full year decreased 14.9% to $790 million, while adjusted net sales decreased 6.5%.

•

The segment reported an operating segment loss of $193 million for the full year, compared to a loss of $346 million for fiscal 2008. Adjusted operating segment income for the full year was $52 million, down 13.9% compared to $60 million in fiscal 2008.

Unit volumes decreased 11.3% in the fourth quarter, primarily resulting from significantly lower unit volumes in the Spanish fresh bakery business as consumers continued to trade down to private label breads in the very challenging economy, as well as from loss of business from a large customer and lower refrigerated dough exports. Unit volumes for the year were down 11.6%.

International Household and Body Care

•

Net sales decreased 16.6% to $514 million in the fourth quarter of fiscal 2009, due to unfavorable foreign currency exchange rates and lower unit volumes, partially offset by pricing. Adjusted net sales decreased 3.1%.

•

Operating segment income decreased 30.1% to $82 million in the fourth quarter, primarily driven by unfavorable foreign currency exchange rates and lower unit volumes, which were partially offset by lower MAP spending and other SG&A costs. Adjusted operating segment income decreased 21.4% in the fourth quarter to $83 million.

•	Net sales for the full year decreased 11.6% to $2.0 billion, while adjusted net sales decreased 2.0%.

•	Operating segment income for the full year decreased 23.1% to $242 million, while adjusted operating segment income decreased 12.7% to $252 million in that period.

Unit volumes decreased 5.4% in the fourth quarter, primarily driven by soft unit volumes in air care due to the discretionary nature of this product category. Unit volumes for deodorants were strong, driven by new product launches such as Sanex NaturProtect in the United Kingdom, France and Spain. In fiscal 2009, unit volumes for the segment decreased 3.2%.

Guidance

Sara Lee currently expects full-year fiscal 2010 diluted EPS from continuing operations to be in the range of $1.03 to $1.09 per share, which includes $.19 per share of contingent sale proceeds received in the first quarter of fiscal 2010 from the sale of its tobacco business in fiscal 1999. Looking at the business segments, Sara Lee currently expects five out of six businesses to show an increase in adjusted operating segment income in fiscal 2010. The single exception to this is North American foodservice as a result of continuing industry-wide pressure affecting most foodservice manufacturers and operators. The guidance does not include any significant items that may occur in fiscal 2010, such as one-time expenses related to Project Accelerate. Actual results may differ from this guidance due to future significant events that may occur, the nature, timing and financial impact of which are not yet known.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 5

	Fiscal 2010 Guidance (1)		Fiscal 2009 Preliminary, as revised (2)
Diluted EPS from continuing operations Contingent sale proceeds Significant items, net (2) Adjusted EPS (2)	$ $ $	1.03 - $1.09/share 0.19/share — 0.84 - $0.90/share	$ $ $ $	0.52/share 0.21/share (0.51)/share 0.82/share
Net sales		$12.9 - $13.2 billion		$12.9 billion
Operating income from continuing operations		$1,175 - $1,235 million		$713 million

Cash flow items
Cash flow from operations		$700 - $800 million		$900 million
Capital expenditures		$450 - $475 million		$379 million

Key assumptions
Interest expense, net		$130 - $140 million		$125 million
Dollar/euro exchange rate		$1.41		$1.38
Significant items, net (2)		—		$(440) million
Contingent sale proceeds		$133 million		$150 million

(1)	Fiscal 2010 has an extra, 53rd week.
(2)	Fiscal 2009 significant items as originally reported included $21 million of software amortization expense related to our transformation program. Beginning in fiscal 2010, software amortization expense will no longer be reported as a significant item. In the column titled “Fiscal 2009 Preliminary, as revised,” the significant items, net and adjusted EPS present software amortization expense on a basis consistent with fiscal 2010. Please see pages 15 to 21 for additional information regarding this revision.

Form 10-K and Webcast

The company expects to file its Form 10-K for fiscal 2009 with the Securities and Exchange Commission on Wednesday, Aug. 26, 2009. Please note that the financial information in this release is preliminary and subject to change pending the company’s filing of its Form 10-K. Sara Lee Corporation’s review of its results for fiscal 2009 will be broadcast live via the Internet today at 9 a.m. CDT. During the webcast, the company will discuss fiscal 2009 results and provide an outlook for fiscal 2010. The live webcast can be accessed in the Investor Relations section on www.saralee.com and is anticipated to conclude by 10 a.m. CDT. For people who are unable to listen to the webcast live, a replay will be available at 7 p.m. CDT today, in the Investor Relations section of the Sara Lee corporate Web site (www.saralee.com) through the close of business on Feb. 12, 2010.

Forward-Looking Statements

This release contains forward-looking statements regarding Sara Lee’s business prospects, costs and operating results, including statements contained under the heading “Guidance.” In addition, from time to time, in oral statements and written reports, the corporation discusses its expectations regarding the corporation’s future performance by making forward-looking statements preceded by terms such as “expects,” “likely” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the corporation wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Sara Lee’s actual results to differ from such forward-looking statements are factors relating to:

•

Sara Lee’s relationship with its customers, such as (i) a significant change in Sara Lee’s business with any of its major customers, such as Wal-Mart, its largest customer, including changes in the level of inventory these customers maintain; (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 6

•

The consumer marketplace, such as (iii) significant competition, including advertising, promotional and price competition; (iv) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (v) fluctuations in the cost of raw materials, Sara Lee’s ability to increase or maintain product prices in response to fluctuations in cost and the impact on Sara Lee’s profitability; (vi) the impact of various food safety issues and regulations on sales and profitability of Sara Lee products; and (vii) inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance;

•

Sara Lee’s international operations, such as (viii) impacts on reported earnings from fluctuations in foreign currency exchange rates, particularly the European euro, given Sara Lee’s significant concentration of business in Western Europe; (ix) Sara Lee’s generation of a high percentage of its revenues from businesses outside the United States and costs to remit these foreign earnings into the United States to fund Sara Lee’s domestic operations; (x) the impact on Sara Lee’s business of its announcement that it is reviewing strategic options for its international household and body care business and any decision made as a result of such review; and (xi) Sara Lee’s ability to continue to source production and conduct manufacturing and selling operations in various countries due to changing business conditions, political environments, import quotas and the financial condition of suppliers;

•

Previous business decisions, such as (xii) Sara Lee’s ability to generate margin improvement through cost reduction and efficiency initiatives, including Project Accelerate and the outsourcing of significant portions of our financial transaction processing, global IT applications development and maintenance, and global indirect procurement activities; (xiii) Sara Lee’s ability to achieve planned cash flows from capital expenditures and acquisitions, and the impact of changing interest rates and the cost of capital on the discounted value of those planned cash flows, which could impact future impairment analyses; (xiv) credit ratings issued by the three major credit rating agencies and the impact these ratings have on Sara Lee’s cost to borrow funds and access to capital/debt markets; (xv) the settlement of a number of ongoing reviews of Sara Lee’s income tax filing positions in various jurisdictions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Sara Lee transacts business; and (xvi) changes in the expense for and contingent liabilities relating to multi-employer pension plans in which Sara Lee participates.

In addition, the corporation’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where the corporation competes. Sara Lee undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Sara Lee Corporation

Each and every day, Sara Lee (NYSE: SLE) delights millions of consumers and customers around the world. The company has one of the world’s best-loved and leading portfolios with its innovative and trusted food, beverage, household and body care brands, including Ambi Pur, Ball Park, Douwe Egberts, Hillshire Farm, Jimmy Dean, Kiwi, Sanex, Sara Lee and Senseo. Collectively, these brands generate approximately $13 billion in annual net sales covering close to 200 countries. The Sara Lee community consists of 41,000 employees worldwide. Please visit www.saralee.com for the latest news and in-depth information about Sara Lee and its brands.

#        #        #

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 7

SARA LEE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

For the Quarters and Years Ended June 27, 2009 and June 28, 2008

(In millions, except per share data)

Unaudited

	Quarter ended		Fiscal Year ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Continuing operations
Net sales	$3,164	$3,507	$12,881	$13,212

Cost of sales	1,960	2,157	8,098	8,154
Selling, general and administrative expenses	870	975	3,792	4,039
Net charges for exit activities, asset and business dispositions	62	30	114	38
Impairment charges	207	851	314	851
Contingent sale proceeds	—	—	(150)	(130)
Interest expense	38	44	170	187
Interest income	(7)	(21)	(45)	(87)

	3,130	4,036	12,293	13,052

Income (loss) from continuing operations before income taxes	34	(529)	588	160
Income tax expense	48	128	224	201

Income (loss) from continuing operations	(14)	(657)	364	(41)

Discontinued operations
Net loss from discontinued operations, net of tax expense of nil for all periods	—	(15)	—	(14)
Loss on sale of discontinued operations, net of tax expense of nil, nil, nil and $1	—	—	—	(24)

Net income (loss)	$(14)	$(672)	$364	$(79)

Income (loss) from continuing operations per share of common stock
Basic	$(0.02)	$(0.93)	$0.52	$(0.06)

Diluted	$(0.02)	$(0.93)	$0.52	$(0.06)

Net income (loss) per share of common stock
Basic	$(0.02)	$(0.95)	$0.52	$(0.11)

Diluted	$(0.02)	$(0.95)	$0.52	$(0.11)

Average shares outstanding
Basic	697	707	701	715

Diluted	697	707	703	715

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 8

Sara Lee Corporation

Operating Results by Business Segment*

(in millions)

	Fourth Quarter		Dollar Change	Percent Change	Full Year		Dollar Change	Percent Change
	2009	2008			2009	2008
North American Retail

Net sales	$695	$683	$12	1.7%	$2,767	$2,613	$154	5.9%

Adjusted net sales*	$695	$683	$12	1.7%	$2,767	$2,613	$154	5.9%

Operating segment income	$63	$44	$19	44.6%	$260	$155	$105	67.9%

Operating margin %	9.1%	6.4%		2.7%	9.4%	5.9%		3.5%

Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$(1)	$(14)	$13		$—	$(13)	$13
Transformation/Accelerate charges	—	1	(1)		—	(1)	1
Impairment charge	—	(20)	20		—	(20)	20

Adjusted operating segment income*	$64	$77	$(13)	(17.2)%	$260	$189	$71	37.7%

Adjusted operating margin %*	9.1%	11.2%		(2.1)%	9.4%	7.2%		2.2%

North American Fresh Bakery

Net sales	$560	$554	$6	1.0%	$2,200	$2,028	$172	8.5%

Adjusted net sales*	$560	$554	$6	1.0%	$2,200	$2,028	$172	8.5%

Operating segment income	$24	$29	$(5)	(17.8)%	$33	$60	$(27)	(45.5)%

Operating margin %	4.4%	5.4%		(1.0)%	1.5%	3.0%		(1.5)%

Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	(5)	(3)	(2)		(5)	(3)	(2)
Transformation/Accelerate charges	(1)	—	(1)		(1)	—	(1)
Pension partial withdrawal liability charge	$—	$—	$—		$(31)	$—	$(31)

Adjusted operating segment income*	$30	$32	$(2)	(4.9)%	$70	$63	$7	10.8%

Adjusted operating margin %*	5.5%	5.8%		(0.3)%	3.2%	3.1%		0.1%

North American Foodservice

Net sales	$454	$537	$(83)	(15.5)%	$2,092	$2,186	$(94)	(4.3)%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$1	$(1)		$—	$5	$(5)
Disposition	—	67	(67)		—	108	(108)

Adjusted net sales*	$454	$469	$(15)	(3.3)%	$2,092	$2,073	$19	0.9%

Operating segment income (loss)	$38	$(408)	$446	NM	$54	$(302)	$356	NM

Operating margin %	8.4%	(75.9)%		84.3%	2.6%	(13.8)%		16.4%

Increase/(decrease) in operating segment income (loss) from:
Exit activities, asset and business dispositions	$(1)	$(6)	$5		$1	$(5)	$6
Impairment charge	—	(431)	431		(107)	(431)	324
Disposition	—	—	—		—	2	(2)

Adjusted operating segment income*	$39	$29	$10	30.8%	$160	$132	$28	21.2%

Adjusted operating margin %*	8.7%	6.4%		2.3%	7.7%	6.4%		1.3%

*	Adjusted Net Sales, Adjusted Operating Segment Income and Adjusted Operating Margin % are non-GAAP measures.

See pages 22 and 23 for a detailed explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 9

Sara Lee Corporation

Operating Results by Business Segment*

(in millions)

	Fourth Quarter		Dollar Change	Percent Change	Full Year		Dollar Change	Percent Change
	2009	2008			2009	2008
International Beverage

Net sales	$761	$881	$(120)	(13.6)%	$3,041	$3,215	$(174)	(5.4)%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$134	$(134)		$—	$284	$(284)
Acquisition/disposition	25	1	24		45	8	37

Adjusted net sales*	$736	$746	$(10)	(1.3)%	$2,996	$2,923	$73	2.5%

Operating segment income	$110	$172	$(62)	(36.1)%	$488	$547	$(59)	(10.8)%

Operating margin %	14.4%	19.5%		(5.1)%	16.1%	17.0%		(0.9)%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$21	$(21)		$—	$40	$(40)
Exit activities, asset and business dispositions	(44)	(3)	(41)		(50)	(4)	(46)
Transformation/Accelerate charges	(2)	(4)	2		(8)	(10)	2
Curtailment gain	—	—	—		12	—	12
Accelerated depreciation	—	—	—		—	(1)	1
Gain on property disposition	14	—	14		14	—	14
Acquisition/disposition	2	—	2		2	—	2

Adjusted operating segment income*	$140	$158	$(18)	(10.7)%	$518	$522	$(4)	(0.7)%

Adjusted operating margin %*	19.1%	21.1%		(2.0)%	17.3%	17.9%		(0.6)%

International Bakery

Net sales	$187	$243	$(56)	(22.8)%	$790	$929	$(139)	(14.9)%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$34	$(34)		$—	$70	$(70)
Disposition	—	3	(3)		—	14	(14)

Adjusted net sales*	$187	$206	$(19)	(9.1)%	$790	$845	$(55)	(6.5)%

Operating segment income (loss)	$(200)	$(385)	$185	47.9%	$(193)	$(346)	$153	44.1%

Operating margin %	(107.3)%	(158.9)%		51.6%	(24.5)%	(37.3)%		12.8%

Increase/(decrease) in operating segment income (loss) from:
Changes in foreign currency exchange rates	$—	$2	$(2)		$—	$4	$(4)
Exit activities, asset and business dispositions	(8)	—	(8)		(37)	(7)	(30)
Transformation/Accelerate charges	—	(1)	1		(1)	(2)	1
Impairment charge	(207)	(400)	193		(207)	(400)	193
Disposition	—	—	—		—	(1)	1

Adjusted operating segment income*	$15	$14	$1	3.9%	$52	$60	$(8)	(13.9)%

Adjusted operating margin %*	7.6%	6.7%		0.9%	6.5%	7.1%		(0.6)%

International Household and Body Care

Net sales	$514	$617	$(103)	(16.6)%	$2,025	$2,291	$(266)	(11.6)%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$86	$(86)		$—	$226	$(226)

Adjusted net sales*	$514	$531	$(17)	(3.1)%	$2,025	$2,065	$(40)	(2.0)%

Operating segment income	$82	$117	$(35)	(30.1)%	$242	$315	$(73)	(23.1)%

Operating margin %	15.8%	18.9%		(3.1)%	12.0%	13.7%		(1.7)%

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$13	$(13)		$—	$34	$(34)
Exit activities, asset and business dispositions	—	1	(1)		(11)	1	(12)
Transformation/Accelerate charges	(1)	(2)	1		(4)	(8)	4
Curtailment gain	—	—	—		5	—	5

Adjusted operating segment income*	$83	$105	$(22)	(21.4)%	$252	$288	$(36)	(12.7)%

Adjusted operating margin %*	16.1%	19.8%		(3.7)%	12.4%	14.0%		(1.6)%

*	Adjusted Net Sales, Adjusted Operating Segment Income and Adjusted Operating Margin % are non-GAAP measures.

See pages 22 and 23 for a detailed explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 10

Sara Lee Corporation

Operating Results by Business Segment*

(in millions)

	Fourth Quarter		Dollar Change	Percent Change	Full Year		Dollar Change	Percent Change
	2009	2008			2009	2008
Total Sara Lee

Net sales - total operating segments	$3,171	$3,515	$(344)		$12,915	$13,262	$(347)
Less: intersegment sales	(7)	(8)	1		(34)	(50)	16

Net sales	$3,164	$3,507	$(343)	(9.8)%	$12,881	$13,212	$(331)	(2.5)%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$255	$(255)		$—	$585	$(585)
Acquisitions/dispositions	25	71	(46)		45	130	(85)

Adjusted net sales*	$3,139	$3,181	$(42)	(1.3)%	$12,836	$12,497	$339	2.7%

Total operating segment income (loss)	$117	$(431)	$548		$884	$429	$455

Amortization of trademarks and other intangibles	(17)	(18)	1		(65)	(67)	2
General corporate expenses:
Other	(56)	(59)	3		(238)	(254)	16
Mark-to-market derivative gains (losses)	21	2	19		(18)	22	(40)
Contingent sale proceeds	—	—	—		150	130	20

Operating income (loss)	$65	$(506)	$571	NM	$713	$260	$453	NM

Operating margin %	2.1%	(14.4)%		16.5%	5.5%	2.0%		3.5%

Increase/(decrease) in operating income (loss) from:
Contingent sale proceeds	$—	$—	$—		$150	$130	$20
Changes in foreign currency exchange rates	—	33	(33)		—	67	(67)
Exit activities, asset and business dispositions	(62)	(30)	(32)		(114)	(38)	(76)
Transformation/Accelerate charges	(16)	(11)	(5)		(44)	(51)	7
Curtailment gain	—	—	—		17	—	17
Impairment charges	(207)	(851)	644		(314)	(851)	537
Pension partial withdrawal liability charge	—	—	—		(31)	—	(31)
Gain on property disposition	14	—	14		14	—	14
Accelerated depreciation	—	—	—		—	(1)	1
Balance sheet corrections	3	—	3		11	—	11
Acquisition/disposition	2	—	2		2	1	1

Adjusted operating income*	$331	$353	$(22)	(6.2)%	$1,022	$1,003	$19	1.9%

Adjusted operating margin %*	10.6%	11.1%		(0.5)%	8.0%	8.0%		0.0%

*	Adjusted Net Sales, Adjusted Operating Income and Adjusted Operating Margin % are non-GAAP measures.

See pages 22 and 23 for a detailed explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 11

Net Sales Bridge

Fourth Quarter and Year ended June 27, 2009

The following table illustrates the components of the change in net sales versus the prior year for each of the six reported business segments.

Fourth Quarter ended June 27, 2009	Unit Volume	+	Price/ Mix/Other	=	Adjusted** Net Sales Change	+	Acq./ Divest.	+	Foreign Exchange	=	Total Net Sales Change
North American Retail*	(1.9)%		3.6%		1.7%		0.0%		0.0%		1.7%
Retail	(2.0)%		4.5%		2.5%		0.0%		0.0%		2.5%
Commodity meats	(1.3)%		(12.5)%		(13.8)%		0.0%		0.0%		(13.8)%

North American Fresh Bakery	0.7%		0.3%		1.0%		0.0%		0.0%		1.0%

North American Foodservice	(5.1)%		1.8%		(3.3)%		(11.9)%		(0.3)%		(15.5)%

International Beverage	(1.8)%		0.5%		(1.3)%		2.9%		(15.2)%		(13.6)%

International Bakery	(11.3)%		2.2%		(9.1)%		(1.0)%		(12.7)%		(22.8)%

International Household and Body Care	(5.4)%		2.3%		(3.1)%		0.0%		(13.5)%		(16.6)%

Total Continuing Business	(3.1)%		1.8%		(1.3)%		(1.1)%		(7.4)%		(9.8)%

Year ended June 27, 2009	Unit Volume	+	Price/ Mix/Other	=	Adjusted** Net Sales Change	+	Acq./ Divest.	+	Foreign Exchange	=	Total Net Sales Change
North American Retail*	(2.0)%		7.9%		5.9%		0.0%		0.0%		5.9%
Retail	(1.0)%		7.7%		6.7%		0.0%		0.0%		6.7%
Commodity meats	(6.6)%		(0.8)%		(7.4)%		0.0%		0.0%		(7.4)%

North American Fresh Bakery	3.2%		5.3%		8.5%		0.0%		0.0%		8.5%

North American Foodservice	(4.2)%		5.1%		0.9%		(4.9)%		(0.3)%		(4.3)%

International Beverage	(2.8)%		5.3%		2.5%		1.2%		(9.1)%		(5.4)%

International Bakery	(11.6)%		5.1%		(6.5)%		(1.3)%		(7.1)%		(14.9)%

International Household and Body Care	(3.2)%		1.2%		(2.0)%		0.0%		(9.6)%		(11.6)%

Total Continuing Business	(2.5)%		5.2%		2.7%		(0.6)%		(4.6)%		(2.5)%

*	The unit volume change in the North American retail business segment includes unit volumes for both the retail meats business and the non-retail commodity meats business. Unit volumes in North American retail decreased 1.9% for the quarter and 2.0% for the year-to-date period. The segment's unit volumes were negatively impacted by lower sales of commodity meats, particularly whole hogs, as the company is phasing out commodity meat contracts following the shutdown of a pork slaughtering facility in fiscal 2007.
**	Adjusted net sales is a non-GAAP measure that excludes the impact of acquisitions/divestitures and presents fiscal 2008 results at fiscal 2009 currency exchange rates. See pages 22 and 23 for a detailed explanation of this and other non-GAAP measures in this release.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 12

Sara Lee Corporation

Impact of Significant Items on Income from Continuing Operations and Net Income

	Twelve Months Ended June 27, 2009				Twelve Months Ended June 28, 2008
(In millions except per share data)	Pretax Impact	Tax	Net Income	Diluted EPS Impact (1)	Pretax Impact	Tax	Net Income	Diluted EPS Impact (1)

Income (loss) from continuing operations	$588	$(224)	$364	$0.52	$160	$(201)	$(41)	$(0.06)

Net income (loss)			$364	$0.52			$(79)	$(0.11)

Significant items affecting comparability of income (loss) from continuing operations and net income (loss):
Charges for exit activities, asset and business dispositions:
Charges for exit activities	$(114)	$33	$(81)	$(0.12)	$(39)	$14	$(25)	$(0.03)
(Charges for) income from business disposition activities	—	(4)	(4)	(0.01)	1	(1)	—	—

Subtotal	(114)	29	(85)	(0.12)	(38)	13	(25)	(0.03)

Charges in cost of sales expenses:
Transformation charges - IT costs	(5)	2	(3)	(0.01)	(8)	3	(5)	(0.01)
Accelerated depreciation	—	—	—	—	(1)	—	(1)	—
Curtailment gain	7	(2)	5	0.01	—	—	—	—
Pension partial withdrawal liability charge	(13)	4	(9)	(0.01)	—	—	—	—

Charges in SG&A expenses:
Transformation charges - IT costs	(21)	6	(15)	(0.02)	(40)	14	(26)	(0.04)
Transformation/Accelerate charges - Other	(18)	6	(12)	(0.02)	(3)	1	(2)	—
Curtailment gain	10	(3)	7	0.01	—	—	—	—
Pension partial withdrawal liability charge	(18)	7	(11)	(0.02)	—	—	—	—
Gain on disposition of property	14	(4)	10	0.01	—	—	—	—
Balance sheet corrections	11	(4)	7	0.01	—	—	—	—

Impairment charges	(314)	25	(289)	(0.41)	(851)	24	(827)	(1.16)

Impact of significant items on income (loss) from continuing operations before income taxes	(461)	66	(395)	(0.56)	(941)	55	(886)	(1.24)

Significant tax matters affecting comparability:
Deferred tax valuation allowance adjustment	—	—	—	—	—	19	19	0.03
Contingent tax obligation adjustment	—	15	15	0.02	—	103	103	0.14
Provision expense correction	—	(19)	(19)	(0.03)	—	5	5	0.01
Tax benefit on non-recurring foreign exchange gains	—	29	29	0.04	—	—	—	—
Other tax adjustments	—	(4)	(4)	(0.01)	—	—	—	—

Impact of significant items on income (loss) from continuing operations	(461)	87	(374)	(0.53)	(941)	182	(759)	(1.06)

Significant items impacting discontinued operations:
Charges for exit activities and transformation expenses	—	—	—	—	(1)	—	(1)	—
U.K. pension settlement loss	—	—	—	—	(15)	—	(15)	(0.02)
Loss on disposition of discontinued operations, net	—	—	—	—	(23)	(1)	(24)	(0.03)

Impact of significant items on net income (loss)	$(461)	$87	$(374)	$(0.53)	$(980)	$181	$(799)	$(1.12)

Reconciliation of Diluted EPS from Continuing Operations to Adjusted EPS

Diluted EPS from continuing operations				$0.52				$(0.06)
Less:
Impact of significant items on income (loss) from continuing operations				(0.53)				(1.06)
Contingent sale proceeds				0.21				0.18

Adjusted EPS (1)				$0.84				$0.82

Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 13

Sara Lee Corporation

Impact of Significant Items on Income from Continuing Operations and Net Income

	Quarter Ended June 27, 2009				Quarter Ended June 28, 2008
(In millions except per share data)	Pretax Impact	Tax	Net Income (Loss)	Diluted EPS Impact (1)	Pretax Impact	Tax	Net Income (Loss)	Diluted EPS Impact (1)

Income (loss) from continuing operations	$34	$(48)	$(14)	$(0.02)	$(529)	$(128)	$(657)	$(0.93)

Net income (loss)			$(14)	$(0.02)			$(672)	$(0.95)

Significant items affecting comparability of income (loss) from continuing operations and net income (loss):
Charges for exit activities, asset and business dispositions:
Charges for exit activities	$(59)	$17	$(42)	$(0.06)	$(29)	$11	$(18)	$(0.02)
(Charges for) income from business disposition activities	(3)	(1)	(4)	—	(1)	—	(1)	—

Subtotal	(62)	16	(46)	(0.07)	(30)	11	(19)	(0.03)

Charges in cost of sales expenses:
Transformation charges - IT costs	(1)	1	—	—	(1)	—	(1)	—

Charges in SG&A expenses:
Transformation charges - IT costs	(4)	1	(3)	—	(10)	3	(7)	(0.01)
Transformation/Accelerate charges - Other	(11)	4	(7)	(0.01)	—	—	—	—
Gain on disposition of property	14	(4)	10	0.02	—	—	—	—
Balance sheet corrections	3	(1)	2	—	—	—	—	—
Impairment charges	(207)	25	(182)	(0.26)	(851)	24	(827)	(1.17)

Impact of significant items on income (loss) from continuing operations before income taxes	(268)	42	(226)	(0.32)	(892)	38	(854)	(1.21)

Significant tax matters affecting comparability:
Deferred tax valuation allowance adjustment	—	—	—	—	—	(18)	(18)	(0.03)
Contingent tax obligation adjustment	—	10	10	0.01	—	17	17	0.02
Provision expense correction	—	(6)	(6)	(0.01)	—	(8)	(8)	(0.01)
Tax benefit on non-recurring foreign exchange gains	—	9	9	0.01	—	—	—	—

Impact of significant items on income (loss) from continuing operations	(268)	55	(213)	(0.31)	(892)	29	(863)	(1.22)

Significant items impacting discontinued operations:
U.K. pension settlement loss	—	—	—	—	(15)	—	(15)	(0.02)

Impact of significant items on net income (loss)	$(268)	$55	$(213)	$(0.31)	$(907)	$29	$(878)	$(1.24)

Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 14

Sara Lee Corporation and Subsidiaries

Fiscal 2009 Tax Rate Reconciliation

(In millions, except tax rate)

	Quarter ended June 27, 2009
	Income Before Taxes	Tax Benefit (Expense)	Net Income (Loss)	Effective Tax Rate
Reported Results	$34	$(48)	$(14)	141.3%
Less: Significant items	(268)	55	(213)	(107.2)%

Results, excluding significant items (1) (2)	$302	$(103)	$199	34.1%

	Year ended June 27, 2009
	Income Before Taxes	Tax Benefit (Expense)	Net Income	Effective Tax Rate
Reported Results	$588	$(224)	$364	38.1%
Less: Significant items	(461)	87	(374)	(8.4)%

Results, excluding significant items (1) (2)	$1,049	$(311)	$738	29.7%

(1)	Represents a non-GAAP financial measure that adjusts the reported financial measure for the impact of the significant items identified in the applicable table. The terms "significant items," and "contingent sale proceeds" are defined on pages 22 and 23.
(2)	These line items exclude significant items, but do not exclude the company's receipt of contingent sale proceeds and the related tax benefit. Sara Lee received one payment of contingent sale proceeds this year, in the first quarter, and reflected the non-taxable nature of the payment in its determination of the 30.1% annual rate which it applied to pretax earnings for the year. On an annual basis, the contingent sale proceeds increased Sara Lee's diluted EPS by $.21 per share and provided approximately 5 percentage points of tax benefit.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 15

Sara Lee Corporation

Adjusted Earnings per Share, as Revised *

Fiscal 2009 and 2008

	Fiscal 2009 as Reported	Software Amortization	Fiscal 2009 as Revised (1)
Income/(Expense)

Diluted EPS from continuing operations	$0.52 /share	—	$0.52 /share
Contingent sale proceeds	$0.21 /share	—	$0.21 /share
Significant items, net (1)	$(0.53)/share	$(0.02)	$(0.51)/share

Adjusted EPS*	$0.84 /share	$0.02	$0.82 /share

Key assumptions:
Significant items, net (1)	$(461) million	$(21) million	$(440) million

	Fiscal 2008 as Reported	Software Amortization	Fiscal 2008 as Revised (1)
Income/(Expense)

Diluted EPS from continuing operations	$(0.06) /share	—	$(0.06) /share
Contingent sale proceeds	$0.18 /share	—	$0.18 /share
Significant items, net (1)	$(1.06)/share	$(0.01)	$(1.05)/share

Adjusted EPS*	$0.82 /share	$0.01	$0.81 /share

Key assumptions:
Significant items, net (1)	$(941) million	$(15) million	$(926) million

(1)	Fiscal 2009 and fiscal 2008 significant items as reported include $21 million and $15 million, respectively, of software amortization expense related to new computer systems that were put into use in fiscal 2008 as part of our transformation program. Beginning in fiscal 2010, software amortization will be reported as a normal operating expense item, rather than a significant item. The fiscal 2009 and fiscal 2008 as revised amounts present software amortization expense on a basis consistent with fiscal 2010. Fiscal 2007 significant items include $1 million of software amortization expense.

*	Adjusted EPS and adjusted EPS, as revised, are non-GAAP measures. See pages 22 and 23 for an explanation of these and other non-GAAP measures used in this release.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 16

Sara Lee Corporation

Impact of Significant Items on Operating Segment Income (Loss), as Revised

(In millions)

	Fiscal 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
North American Retail

Operating segment income	$57	$74	$66	$63	$260

Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$1	$—	$—	$(1)	$—

Adjusted operating segment income, revised (1) (2)	$56	$74	$66	$64	$260

	Fiscal 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
North American Fresh Bakery

Operating segment income (loss)	$19	$(14)	$4	$24	$33

Increase/(decrease) in operating segment income (loss) from:
Exit activities, asset and business dispositions	$—	$—	$—	$(5)	$(5)
Transformation/Accelerate charges	—	—	—	(1)	(1)
Pension partial withdrawal liability	—	(30)	(1)	—	(31)

Adjusted operating segment income, revised (1) (2)	$19	$16	$5	$30	$70

	Fiscal 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
North American Foodservice

Operating segment income (loss)	$30	$(43)	$29	$38	$54

Increase/(decrease) in operating segment income (loss) from:
Exit activities, asset and business dispositions	$3	$1	$(2)	$(1)	$1
Impairment charges	—	(107)	—	—	(107)

Adjusted operating segment income, revised (1) (2)	$27	$63	$31	$39	$160

(1)	Fiscal 2009 significant items as reported include $21 million of software amortization expense related to new computer systems that were put into use in fiscal 2008 as part of our transformation program. This amortization expense was previously reported on the Transformation/Accelerate charges line in the above tables. Beginning in fiscal 2010, software amortization will be reported as a normal operating expense item, rather than a significant item. The table above presents software amortization expense on a basis consistent with fiscal 2010.
(2)	Adjusted operating segment income, revised, is a non-GAAP measure. See pages 22 and 23 for an explanation of this and other non-GAAP measures used in this release.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 17

Sara Lee Corporation

Impact of Significant Items on Operating Segment Income (Loss), as Revised

(In millions)

	Fiscal 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
International Beverage

Operating segment income	$141	$107	$130	$110	$488

Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$(1)	$(1)	$(4)	$(44)	$(50)
Transformation/Accelerate charges	(1)	—	(1)	(1)	(3)
Curtailment gain	12	—	—	—	12
Gain on property disposition	—	—	—	14	14
Acquisition/disposition (3)	—	5	(5)	2	2

Adjusted operating segment income, revised (1) (2)	$131	$103	$140	$139	$513

	Fiscal 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
International Bakery

Operating segment income (loss)	$15	$(19)	$11	$(200)	$(193)

Increase/(decrease) in operating segment income (loss) from:
Exit activities, asset and business dispositions	$1	$(29)	$(1)	$(8)	$(37)
Transformation/Accelerate charges	(1)	—	—	—	(1)
Impairment charges	—	—	—	(207)	(207)

Adjusted operating segment income, revised (1) (2)	$15	$10	$12	$15	$52

	Fiscal 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
International Household and Body Care

Operating segment income	$58	$45	$57	$82	$242

Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$—	$(6)	$(5)	$—	$(11)
Transformation/Accelerate charges	(2)	—	—	—	(2)
Curtailment gain	5	—	—	—	5

Adjusted operating segment income, revised (1) (2)	$55	$51	$62	$82	$250

(1)	Fiscal 2009 significant items as reported include $21 million of software amortization expense related to new computer systems that were put into use in fiscal 2008 as part of our transformation program. This amortization expense was previously reported on the Transformation/Accelerate charges line in the above tables. Beginning in fiscal 2010, software amortization will be reported as a normal operating expense item, rather than a significant item. The table above presents software amortization expense on a basis consistent with fiscal 2010.
(2)	Adjusted operating segment income, revised, is a non-GAAP measure. See pages 22 and 23 for an explanation of this and other non-GAAP measures used in this release.
(3)	Adjusted operating segment income, revised, excludes the impact of acquisitions/dispositions and presents fiscal 2008 results at 2009 foreign currency exchange rates.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 18

Sara Lee Corporation

Impact of Significant Items on Operating Income (Loss), as Revised

(In millions)

	Fiscal 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Total Sara Lee

Total operating segment income	$320	$150	$297	$117	$884

Amortization of trademarks and other intangibles	(17)	(15)	(16)	(17)	(65)
General corporate expenses:
Other	(65)	(79)	(38)	(56)	(238)
Mark-to-market derivative gains/(losses)	(35)	(23)	19	21	(18)
Contingent sale proceeds	150	—	—	—	150

Operating income	$353	$33	$262	$65	$713

Increase/(decrease) in operating income from:
Contingent sale proceeds	$150	$—	$—	$—	$150
Exit activities, asset and business dispositions	4	(40)	(16)	(62)	(114)
Transformation/Accelerate charges	(5)	(2)	(6)	(10)	(23)
Curtailment gain	17	—	—	—	17
Pension partial withdrawal liability	—	(30)	(1)	—	(31)
Gain on property disposition	—	—	—	14	14
Balance sheet corrections	—	—	8	3	11
Impairment charges	—	(107)	—	(207)	(314)
Acquisitions/dispositions (3)	—	5	(5)	2	2

Adjusted operating income, revised (1) (2)	$187	$207	$282	$325	$1,001

(1)	Fiscal 2009 significant items as reported include $21 million of software amortization expense related to new computer systems that were put into use in fiscal 2008 as part of our transformation program. This amortization expense was previously reported on the Transformation/Accelerate charges line in the above tables. Beginning in fiscal 2010, software amortization will be reported as a normal operating expense item, rather than a significant item. The table above presents software amortization expense on a basis consistent with fiscal 2010.
(2)	Adjusted operating income, revised, is a non-GAAP measure. See pages 22 and 23 for an explanation of this and other non-GAAP measures used in this release.
(3)	Adjusted operating income, revised, excludes the impact of acquisitions/dispositions and presents fiscal 2008 results at 2009 foreign currency exchange rates.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 19

Sara Lee Corporation

Impact of Significant Items on Operating Segment Income (Loss), as Revised

(In millions)

	Fiscal 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
North American Retail

Operating segment income	$19	$46	$46	$44	$155

Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$—	$—	$1	$(14)	$(13)
Transformation charges	(2)	—	—	1	(1)
Impairment charges	—	—	—	(20)	(20)

Adjusted operating segment income, revised (1) (2)	$21	$46	$45	$77	$189

	Fiscal 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
North American Fresh Bakery

Operating segment income	$14	$3	$14	$29	$60

Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$—	$—	$—	$(3)	$(3)

Adjusted operating segment income, revised (1) (2)	$14	$3	$14	$32	$63

	Fiscal 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
North American Foodservice

Operating segment income (loss)	$21	$53	$32	$(408)	$(302)

Increase/(decrease) in operating segment income (loss) from:
Exit activities, asset and business dispositions	$—	$—	$1	$(6)	$(5)
Impairment charges	—	—	—	(431)	(431)
Disposition (3)	—	1	1	—	2

Adjusted operating segment income, revised (1) (2)	$21	$52	$30	$29	$132

(1)	Fiscal 2008 significant items as reported include $15 million of software amortization expense related to new computer systems that were put into use in fiscal 2008 as part of our transformation program. This amortization expense was previously reported on the Transformation charges line in the above tables. Beginning in fiscal 2010, software amortization will be reported as a normal operating expense item, rather than a significant item. The table above presents software amortization expense on a basis consistent with fiscal 2010.
(2)	Adjusted operating segment income, revised, is a non-GAAP measure. See pages 22 and 23 for an explanation of this and other non-GAAP measures used in this release.
(3)	Adjusted operating segment income, revised, excludes the impact of acquisitions/dispositions and presents fiscal 2008 results at 2009 foreign currency exchange rates.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 20

Sara Lee Corporation

Impact of Significant Items on Operating Segment Income (Loss), as Revised

(In millions)

	Fiscal 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
International Beverage

Operating segment income	$121	$125	$129	$172	$547

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates (3)	$(12)	$13	$18	$21	$40
Exit activities, asset and business dispositions	(1)	(1)	1	(3)	(4)
Transformation charges	(2)	(2)	(2)	(3)	(9)
Accelerated depreciation	—	(1)	—	—	(1)

Adjusted operating segment income, revised (1) (2)	$136	$116	$112	$157	$521

	Fiscal 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
International Bakery

Operating segment income (loss)	$13	$9	$17	$(385)	$(346)

Increase/(decrease) in operating segment income (loss) from:
Changes in foreign currency exchange rates (3)	$(2)	$2	$2	$2	$4
Exit activities, asset and business dispositions	(3)	(4)	—	—	(7)
Transformation charges	—	(1)	—	(1)	(2)
Impairment charges	—	—	—	(400)	(400)
Disposition (3)	—	(1)	—	—	(1)

Adjusted operating segment income, revised (1) (2)	$18	$13	$15	$14	$60

	Fiscal 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
International Household and Body Care

Operating segment income	$57	$64	$77	$117	$315

Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates (3)	$(2)	$11	$12	$13	$34
Exit activities, asset and business dispositions	—	—	—	1	1
Transformation charges	(1)	(2)	(3)	(1)	(7)

Adjusted operating segment income, revised (1) (2)	$60	$55	$68	$104	$287

(1)	Fiscal 2008 significant items as reported include $15 million of software amortization expense related to new computer systems that were put into use in fiscal 2008 as part of our transformation program. This amortization expense was previously reported on the Transformation charges line in the above tables. Beginning in fiscal 2010, software amortization will be reported as a normal operating expense item, rather than a significant item. The table above presents software amortization expense on a basis consistent with fiscal 2010.
(2)	Adjusted operating segment income, revised, is a non-GAAP measure. See pages 22 and 23 for an explanation of this and other non-GAAP measures used in this release.
(3)	Adjusted operating segment income, revised, excludes the impact of acquisitions/dispositions and presents fiscal 2008 results at 2009 foreign currency exchange rates.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 21

Sara Lee Corporation

Impact of Significant Items on Operating Income (Loss), as Revised

(In millions)

	Fiscal 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Total Sara Lee

Total operating segment income (loss)	$245	$300	$315	$(431)	$429

Amortization of trademarks and other intangibles	(16)	(16)	(17)	(18)	(67)
General corporate expenses:
Other	(68)	(61)	(66)	(59)	(254)
Mark-to-market derivative gains/(losses)	2	8	10	2	22
Contingent sale proceeds	130	—	—	—	130

Operating income (loss)	$293	$231	$242	$(506)	$260

Increase/(decrease) in operating income (loss) from:
Contingent sale proceeds	$130	$—	$—	$—	$130
Changes in foreign currency exchange rates (3)	(15)	22	27	33	67
Exit activities, asset and business dispositions	(4)	(7)	3	(30)	(38)
Transformation charges	(16)	(8)	(6)	(6)	(36)
Accelerated depreciation	—	(1)	—	—	(1)
Impairment charges	—	—	—	(851)	(851)
Acquisitions/dispositions (3)	—	—	1	—	1

Adjusted operating income, revised (1) (2)	$198	$225	$217	$348	$988

(1)	Fiscal 2008 significant items as reported include $15 million of software amortization expense related to new computer systems that were put into use in fiscal 2008 as part of our transformation program. This amortization expense was previously reported on the Transformation charges line in the above tables. Beginning in fiscal 2010, software amortization will be reported as a normal operating expense item, rather than a significant item. The table above presents software amortization expense on a basis consistent with fiscal 2010.
(2)	Adjusted operating income, revised, is a non-GAAP measure. See pages 22 and 23 for an explanation of this and other non-GAAP measures used in this release.
(3)	Adjusted operating income, revised, excludes the impact of acquisitions/dispositions and presents fiscal 2008 results at 2009 foreign currency exchange rates.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 22

Explanation of Non-GAAP Financial Measures

Management measures and reports Sara Lee’s financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release, Sara Lee highlights certain items that have significantly impacted the corporation’s financial results and uses several non-GAAP financial measures to help investors understand the financial impact of these significant items.

“Significant items” are income or charges (and related tax impact) that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total corporation for the period in which the item is recognized, are not indicative of the company’s core operating results and affect the comparability of underlying results from period to period. Significant items may include, but are not limited to: charges for exit activities; transformation program and Project Accelerate costs; impairment charges; tax costs and benefits resulting from the disposition of a business; tax provision corrections; impact of tax law changes; and favorable or unfavorable resolution of open tax matters based on the finalization of tax authority examinations or the expiration of statutes of limitations. Management highlights significant items to provide greater transparency into the underlying sales or profit trends of Sara Lee or the applicable business segment and to enable more meaningful comparability between financial results from period to period. Additionally, Sara Lee believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the corporation.

“Contingent sale proceeds” are contingent proceeds from the sale of the company’s tobacco business in fiscal 1999. Under the sales agreement, Sara Lee received cash payments annually so long as tobacco continued to be a legal product in the specified countries. Our last cash payment was received on July 15, 2009. Contingent sale proceeds are not “significant items,” but are identified separately because the income is not generated by the company’s underlying business and has a finite term.

This release contains certain non-GAAP financial measures that exclude from a financial measure computed in accordance with GAAP the impact of the significant items, the receipt of contingent sale proceeds, the impact of acquisitions and divestitures and changes in foreign currency exchange rates. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Sara Lee’s business that, when viewed together with Sara Lee’s financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Sara Lee’s historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

In addition, investors frequently have requested information from management regarding significant items and management believes, based on feedback it has received during earnings calls and discussions with investors, that these non-GAAP measures enhance investor’s ability to assess Sara Lee’s historical and project future financial performance. Management also uses certain of these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses, in planning for and forecasting financial results for future periods, and as one factor in determining incentive compensation. Many of the significant items will recur in future periods; however, the amount and frequency of each significant item varies from period to period.

Management also has received inquiries from investors to better understand and project the corporation’s tax rate, which can be complex given the multiple foreign jurisdictions in which Sara Lee operates and the numerous tax rules with which it must comply. The information contained in the table “Fiscal 2009 Tax Rate Reconciliation,” which includes certain non-GAAP financial measures, is intended to help investors better understand Sara Lee’s effective tax rate.

Sara Lee Reports Fourth Quarter and Fiscal 2009 Results – Page 23

The following is an explanation of the non-GAAP financial measures presented in this release.

Each of “income before taxes excluding significant items,” “tax benefit (expense) excluding significant items,” “net income (loss) excluding significant items” and “effective tax rate excluding significant items,” excludes from the most directly comparable financial measure computed in accordance with GAAP the impact of significant items recognized in the fiscal period to date. See the table on page 14 for the reconciliation.

“Adjusted EPS” excludes from annual diluted EPS from continuing operations, as reported, the per share impact of contingent sale proceeds and significant items, net, recognized in the fiscal year presented.

“Adjusted EPS, as revised” excludes from diluted EPS from continuing operations, as reported, the per share impact of contingent sale proceeds and significant items, net, recognized in the fiscal period presented; however, for purposes of this calculation, software amortization expense related to our transformation program is not treated as a significant item. Beginning in fiscal 2010, software amortization expense will be reported as a normal operating expense item, and not as a significant item. We are presenting adjusted EPS, as revised, to assist comparability of fiscal 2009 results with fiscal 2010 guidance.

“Adjusted net sales” excludes from net sales the impact of businesses acquired or divested after the start of the fiscal period and presents fiscal 2008 results at fiscal 2009 currency exchange rates.

“Adjusted operating income” excludes from the corporation’s operating income, the impact of significant items, net, contingent sale proceeds, and businesses acquired or divested after the start of the fiscal period and presents fiscal 2008 results at fiscal 2009 currency exchange rates.

“Adjusted operating income, as revised” excludes from the corporation’s operating income, the impact of significant items, net, recognized during the fiscal period presented, contingent sale proceeds and businesses acquired or divested after the start of the fiscal period and presents fiscal 2008 results at fiscal 2009 currency exchange rates; however, for purposes of this calculation, software amortization expense related to our transformation program is not treated as a significant item. Beginning in fiscal 2010, software amortization expense will be reported as a normal operating expense item, and not as a significant item. We are presenting adjusted operating income, as revised, to assist comparability of fiscal 2009 results with fiscal 2010 results.

“Adjusted operating margin” is a non-GAAP financial measure that equals adjusted operating income divided by adjusted net sales of the corporation (in the case of computing adjusted operating margin for Sara Lee) or adjusted operating segment income for a business segment divided by adjusted net sales for that business segment (in the case of computing adjusted operating margin for a specific business segment).

“Adjusted operating segment income” excludes from the operating segment income of a specified business segment, the impact of significant items, net, recognized by that business segment during the fiscal period and businesses acquired or divested after the start of the fiscal period and presents fiscal 2008 results at fiscal 2009 currency exchange rates.

“Adjusted operating segment income, as revised” excludes from the operating segment income of a specified business segment, the impact of significant items, net, recognized by that business segment during the fiscal period presented and businesses acquired or divested after the start of the fiscal period and presents fiscal 2008 results at fiscal 2009 currency exchange rates; however, for purposes of this calculation, software amortization expense related to our transformation program is not treated as a significant item. Beginning in fiscal 2010, software amortization expense will be reported as a normal operating expense item, and not as a significant item. We are presenting adjusted operating segment income, as revised, to assist comparability of fiscal 2009 results with fiscal 2010 results.